Exhibit 10.1

March 23, 2010

Mr. Ken C. Hicks
Foot Locker, Inc.
112 West 34 Street
New York, NY 10120

Dear Mr. Hicks:

     Reference is made to the Employment Agreement between us dated June 25, 2009 (the “Employment Agreement”).

     Section 4(b) of the Employment Agreement provides that the Company shall pay you, no later than April 15, 2010, an annual bonus for 2009 equal to no less than 125 percent of the base salary paid to you by the Company in 2009. You have advised the Company, and by your signature below confirm, that you have elected to irrevocably waive your entitlement to the cash annual bonus for 2009 referred to in Section 4(b) of the Employment Agreement. You also acknowledge that you are receiving nothing of value in substitution of your entitlement to such cash annual bonus for 2009.

     Please indicate your agreement by signing and returning the copy of this letter enclosed for that purpose.

Sincerely,

/s/ Laurie J. Petrucci
Laurie J. Petrucci
Sr. Vice President- Human Resources

AGREED:

/s/ Alan D. Feldman
Alan D. Feldman
Chair
Compensation and Management Resources Committee

ACKNOWLEDGED AND AGREED:

/s/ Ken C. Hicks
Ken C. Hicks
Dated: March 23, 2010

Foot Locker, Inc. 112 West 34th Street New York NY 10120 Tel. 212.720.3700